UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-70663 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

160 Raritan Center Parkway,
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On February 11, 2008, the Compensation Committee of the Board of Directors of Majesco Entertainment Company (the “Company”) approved the terms of an incentive bonus plan for the Company’s 2008 fiscal year. A description of the material terms of the 2008 Incentive Bonus Program applicable to our named executive officers is set forth in Exhibit 10.1 of this current report.

On February 11, 2008, the Compensation Committee of the Board of Directors of the Company also approved changes in the compensation awarded to the Chief Executive Officer and the Executive Vice President and Chief Financial Officer. The salary of Jesse Sutton, Chief Executive Officer, was increased by $45,000 per annum, effective January 1, 2008, to $363,000 per annum. The salary of John Gross, Executive Vice President and Chief Financial Officer, was increased by 10% to $294,000 per annum. Mr. Gross also received a $25,000 cash bonus and 25,000 shares of restricted stock, which vest in equal installments over three (3) years from the grant date of February 11, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is furnished with this report:

Exhibit Number	Description
10.1	2008 Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
/s/ Jesse Sutton
Name: Jesse Sutton
Title: Chief Executive Officer

Dated: February 15, 2008